                                                                    Exhibit 10.1

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE

                             US AIRWAYS GROUP, INC.
                        WARRANT TO PURCHASE COMMON STOCK

NO. PW-1                                                      September 27, 2005

                           VOID AFTER January 18, 2012

     THIS CERTIFIES THAT, for value received, Air Transportation Stabilization Board, with its principal office at 1120 Vermont Avenue, Suite 970, Washington, DC 20005, and/or its transferees and assigns (individually or collectively, the "HOLDER"), is entitled to purchase at the Exercise Price (defined below) from US Airways Group, Inc., a Delaware corporation, with its principal office at 111 West Rio Salado Parkway, Tempe, AZ 85281 (the "COMPANY"), 7,735,770 shares of common stock, par value $0.01 per share, of the Company (the "COMMON STOCK"), as provided herein. This Warrant is being delivered to the Holder in replacement of and upon delivery for cancellation by the Holder to America West Holdings Corporation ("AMERICA WEST HOLDINGS") of the warrant issued to the Holder on January 18, 2002 by America West Holdings.

     1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

     "AFFILIATE" shall mean, as to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

     "APPLICABLE PRICE" shall mean:

     (i) for purposes of any issuance of Additional Shares of Common Stock (as defined below) under Section 5.4, the greater of (A) the Fair Market Value of a share of the class of Common Stock being issued (or, if being issued in an underwritten offering, the Market Price on the day that such offering is being priced), and (B) the then effective Exercise Price; and

     (ii) for purposes of any issuance under Section 5.1(b), the greater of (A) the Market Price on the date of such issuance, and (B) the then effective Exercise Price.

     "AWA LOAN AGREEMENT" means that certain Amended and Restated Loan Agreement dated as of the date hereof among America West Airlines, Inc. as borrower thereunder, the Company, the subsidiaries of the Company from time to time party thereto, Citibank, N.A., in its capacity as Initial Lender thereunder, Citibank, N.A., in its capacity as agent thereunder, Wilmington Trust Company, as Collateral Agent and the Air Transportation Stabilization Board

     "BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "COMMON STOCK" shall mean the Common Stock of the Company, and all other stock of any class or classes (however designated) of the Company from time to time outstanding, the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends or liquidating distributions after the payment of dividends and distributions on any shares entitled to preference.

     "EXERCISE PERIOD" shall mean the time period commencing with the date hereof and ending at 5:00 p.m. New York time on the tenth anniversary of the date hereof.

     "EXERCISE PRICE" shall mean seven dollars and twenty seven cents ($7.27) per share, subject to adjustment pursuant to Section 5 below.

     "EXERCISE SHARES" shall mean the shares of the Common Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below and shall also mean any other shares, securities, assets or property otherwise issuable upon exercise of this Warrant.

     "EXCLUDED ISSUANCE" shall mean:

     (a) shares of Common issued upon exercise of this Warrant or the warrants issued on or prior to the date hereof to General Electric Capital Corporation, AFS Cayman Limited, debis AirFinance Leasing USA I, Inc. and Citibank N.A. (this Warrant and such other warrants, collectively, the "Loan Warrants") or upon conversion of the America West Holding's outstanding 7.5% Convertible Senior Notes due 2009 or in exchange for America West Airlines, Inc. 7.25% Senior Exchangeable Notes due 2023;

     (b) shares of Common Stock issued (i) in connection with the plan of reorganization of the Company and its domestic subsidiaries (the "PLAN OF REORGANIZATION"), (ii) pursuant to an underwritten public offering pursuant to the Company's registration statement on Form S-1, File No. 333-126226 (the "PUBLIC OFFERING"), (iii) upon exercise of certain options granted pursuant to the Letter Agreement, dated September 16, 2005 between the Company, America West Holdings, Par Investment Partners, L.P., Peninsula Investment Partners, L.P., ACE Aviation Holdings Inc., Eastshore Aviation, LLC, Wellington Investors and Tudor Investors, (iv) upon conversion of convertible notes issued pursuant to a private placement of $125 million in principal amount of convertible notes, plus the initial purchasers' over-allotment option (the "PRIVATE PLACEMENT") or (v) upon the exercise of options granted to the Air Line Pilots Association ("ALPA")as contemplated by the Letter Agreement between the Company, US Airways and ALPA, dated as of September 14, 2005.

     (c) (i) shares of Common Stock granted as restricted stock units pursuant to the US Airways Group, Inc. 2005 Equity Incentive Plan ("RSUS") or ( ii) shares of Common Stock and/or options, warrants or other Common Stock purchase rights issued and the Common Stock issued pursuant to such options, warrants or other rights after the date hereof to employees,


                                       2.

officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board (the "PLANS"); provided that such shares, options, warrants or other Common Stock purchase rights (other than RSUs) and the Common Stock issued pursuant to such options, warrants or other rights shall not be Excluded Issuances in any case where the grantee acquires the shares, or options, warrants or other rights to purchase Common Stock at a price per share less than the Market Price on the date of grant;

     (d) shares of Common Stock issued pursuant to the exercise of rights, options, warrants or convertible securities outstanding as of the date hereof; and

     (e) shares of Common Stock issued to any charitable organization described in Section 170(c) of the Internal Revenue Code of 1986, as amended, provided that no more than 50,000 shares are issued in any fiscal year pursuant to this clause (e).

     "FAIR MARKET VALUE" shall mean,

     (i) with respect to a share of Common Stock, or any other security of the Company or any other issuer:

          (a) the average daily Market Price during the period of the most recent twenty (20) Trading Days, ending on the last Trading Day before the date of determination of Fair Market Value, if such class of Common Stock or other security is (i) traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or (ii) is quoted on the National Market System of the Nasdaq Stock Market (the "NATIONAL MARKET SYSTEM") or the Nasdaq Small Cap Market (the "SMALL CAP MARKET"); or

          (b) if such class of Common Stock or other security is not then so listed, admitted to trading or quoted, the Fair Market Value shall be the Market Price on the last Business Day before the date of determination of Fair Market Value; or

     (ii) with respect to any assets or property other than cash or Common Stock or other securities, the fair market value as determined in accordance with the Valuation Procedure.

     "MARKET PRICE" shall be, as of any specified date with respect to any share of any class of Common Stock or any other security of the Company or any other issuer, if such class of Common Stock or other security is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is quoted on the National Market System or the Small Cap Market, the last reported share or unit sale price of such class of Common Stock or other security on such exchange or on the National Market System or the Small Cap Market on such date or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or on the National Market System or the Small Cap Market; provided that if such class of Common Stock or other security is not so listed or admitted to unlisted trading privileges or quoted, the Market Price as of a specified date shall be the mean of the last bid and asked prices reported on such date (x) by the Nasdaq or (y) if reports are unavailable under clause (x) above by the National Quotation Bureau Incorporated; provided further that if such class of Common Stock or other security is not so listed or admitted to unlisted trading privileges or quoted and bid and ask prices are not reported, the Market Price shall be determined in accordance with the Valuation Procedure.


                                       3.

     "PARTICIPATING SECURITIES" shall mean, (i) any equity security (other than Common Stock) that entitles the holders thereof to participate in liquidations or other distributions with the holders of Common Stock or otherwise participate in the capital of the Company other than through a fixed or floating rate of return on capital loaned or invested, and (ii) any stock appreciation rights, phantom stock rights, or any other profit participation rights with respect to any of the Company's capital stock or other equity ownership interest, or any rights or options to acquire any such rights; provided that any stock appreciation rights, phantom stock rights or any other profit participation rights, or any rights or options to acquire such rights, issued pursuant to any of the Plans shall not be deemed a Participating Security if their grant or issuance would constitute an Excluded Issuance.

     "PERSON" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof, or any entity whatsoever.

     "RECORD DATE" shall mean, with respect to any dividend, other distribution or issuance, the record date for the determination of stockholders entitled to receive such dividend, distribution or issuance, or if no such record date exists, the date of such dividend, distribution or issuance.

     "TRADING DAY" shall mean, with respect to any class of Common Stock or any other security of the Company or any other issuer a day (i) on which the securities exchange or other trading platform applicable for purposes of determining the Market Price of a share or unit of such class of Common Stock or other security shall be open for business or (ii) for which quotations from such securities exchange or other trading platform of the character specified for purposes of determining such Market Price shall be reported.

     "US AIRWAYS LOAN AGREEMENT" means that certain Amended and Restated Loan Agreement dated as of the date hereof among US Airways, Inc., as borrower thereunder, the Company, the subsidiaries of the Company from time to time party thereto, the several lenders from time to time party thereto, Citibank, N.A., as Agent, Citicorp North America, Inc., as Govco Administrative Agent, Wilmington Trust Company, as Collateral Agent and the Air Transportation Stabilization Board.

     "VALUATION PROCEDURE" shall mean a determination made in good faith by the Board of Directors of the Company (the "BOARD") that is set forth in resolutions of the Board that are certified by the Secretary of the Company, which certified resolutions (i) set forth the basis of the Board's determination, which, in the case of a valuation in excess of $10.0 million, shall include the Board's reliance on the valuation of a nationally recognized investment banking or appraisal firm, and (ii) are delivered to the Holder within ten (10) Business Days following such determination. A Valuation Procedure with respect to the value of any capital stock shall be based on the price that would be paid for all of the capital stock of the issuer in an arm's-length transaction between a willing buyer and a willing seller (neither acting under compulsion).

     2. EXERCISE OF WARRANT.

          2.1 EXERCISE. This Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):


                                       4.

               (a) an executed Notice of Exercise in the form attached hereto;

               (b) payment of the Exercise Price (i) in cash or by check, (ii) by cancellation of indebtedness, including, without limitation, indebtedness owing to the Holder under the US Airways Loan Agreement and the AWA Loan Agreement or (iii) pursuant to Section 2.2 hereof; and

               (c) this Warrant.

     Upon the exercise of this Warrant, a certificate or certificates (or other evidence of ownership generally provided to holders of Common Stock) for the Exercise Shares so purchased, registered in the name of the Holder or such other Person as may be designated by the Holder (to the extent such transfer is not validly restricted and upon payment of any transfer taxes that are required to be paid by the Holder in connection with any such transfer), shall be issued and delivered to the Holder or such other Person as soon as practicable (and in any event within five Business Days) after this Warrant shall have been exercised. If this Warrant shall not have been exercised in full, a new Warrant exercisable for the number of Exercise Shares remaining shall be executed by the Company and delivered at the same time as the certificate for the Exercise Shares that are being issued.

     The Person in whose name any certificate or certificates (or other applicable evidence of ownership) for the Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such Person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open (whether before or after the end of the Exercise Period).

          2.2 NET EXERCISE. Notwithstanding any provision herein to the contrary, if the Market Price of one share of the Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, check or cancellation of indebtedness, the Holder may elect (the "CONVERSION RIGHT") to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                          A

     Where X = the number of shares of Common Stock to be issued

     Y = the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

     A = the Market Price of one share of the Common Stock (at the date of such calculation)


                                       5.

     B = Exercise Price (as adjusted pursuant to Section 5 hereof to the date of such calculation)

     The Company shall pay all reasonable administrative costs incurred by the Holder in connection with the exercise of the Conversion Right by the Holder pursuant to this Section 2.2.

     3. COVENANTS AND REPRESENTATIONS OF THE COMPANY; SECURITIES MATTERS.

          3.1. COVENANTS AS TO EXERCISE SHARES.

               (a) The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of this Warrant will, upon issuance, be validly authorized, issued and outstanding, fully paid and nonassessable, free of preemptive rights and free from all taxes, liens and charges with respect to the issuance thereof. If the Common Stock or the class of securities of any other Exercise Shares is then listed or quoted on a national securities exchange, the National Market System or the Small Cap Market, all such Exercise Shares upon issuance shall also be so listed or quoted. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved solely for purposes of the exercise of this Warrant, free from preemptive rights, a sufficient number of shares of its Common Stock or the class of securities of any other Exercise Shares to provide for the exercise in full of this Warrant (without taking into account any possible exercise pursuant to Section 2.2 hereof). If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock or the class of securities of any other Exercise Shares shall not be sufficient to permit exercise in full of this Warrant (without taking into account any possible exercise pursuant to Section 2.2 hereof), the Company will take such corporate action as shall be necessary to increase its authorized but unissued shares of Common Stock or the class of securities of any other Exercise Shares to such number of shares as shall be sufficient for such purposes.

               (b) In the event that at any time, including as a result of any provision of Section 5, the Exercise Shares shall include any shares or other securities other than shares of Common Stock, or any other property or assets, the terms of this Warrant shall be modified or supplemented (in the absence of express written documentation thereof, shall be deemed to be so modified or supplemented), and the Company shall take all actions as may be necessary to preserve, in a manner and on terms as nearly equivalent as practicable to the provisions of this Warrant as they apply to the Common Stock, the rights of the Holder hereunder (including, without limitation, the provisions of Section 5 hereof), including any equitable replacements of the term "Common Stock" with the term "Exercise Shares" and adjustments of any formula included herein.

               (c) The Company's filings under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), will comply in all material respects as to form with the Exchange Act and the rules and regulations thereunder.

               (d) Without prior written consent of the holders of Loan Warrants exercisable for a majority of the securities issuable upon exercise of the outstanding Loan Warrants, the Company shall not permit any Significant Subsidiary (as defined by Rule 1-02(w) of Regulation S-X under the Securities Act or any successor rule) to issue or grant (i) any capital


                                       6.

stock or equity ownership interest, including any Participating Security; (ii) any rights, options, warrants or convertible security that is exercisable for or convertible into any capital stock or other equity ownership interest, including any Participating Security; or (iii) any stock appreciation rights, phantom stock rights, or any other profit participation rights, or any rights or options to acquire any such rights, in each case of clauses (i), (ii) and (iii) above, to any Person other than the Company or its wholly-owned subsidiaries.

          3.2. NO IMPAIRMENT. Except and to the extent as waived or consented to in writing by the Holder, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment consistent with the intent and principles expressed in Section 5.9 below.

          3.3. NOTICES OF RECORD DATE. In the event (i) the Company takes a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, (ii) the Company authorizes the granting to the holders of Common Stock (or holders of the class of securities of any other Exercise Shares) of rights to subscribe to or purchase any shares of capital stock of any class or securities convertible into any shares of capital stock or of any other right,
(iii) the Company authorizes any reclassification of, or any recapitalization involving, any class of Common Stock or any consolidation or merger to which the Company is a party and for which approval of the stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company, (iv) the Company authorizes or consents to or otherwise commences the voluntary or involuntary dissolution, liquidation or winding up of the Company or (v) the Company authorizes or takes any other action that would trigger an adjustment in the Exercise Price or the number or amount of shares of Common Stock or other Exercise Shares subject to this Warrant (other than a stock split or combination), the Company shall mail to the Holder, at least ten
(10) days prior to the earlier of the record date for any such action or stockholder vote and the date of such action, a notice specifying (a) which action is to be taken and the date on which any such record is to be taken for the purpose of any such action, (b) the date that any such action is to take place and (c) the amount and character of any stock, other securities or property and amounts, or rights or options with respect thereto, proposed to be issued, granted or delivered to each holder of Common Stock (or holders of the class of securities of any other Exercise Shares).

          3.4. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder, as of the date hereof, that:

               (a) The Company: (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its formation; (ii) is duly qualified to do business and is in good standing in every jurisdiction where the nature of its business requires it to be so qualified (except where the failure to so qualify could not reasonably be expected to have a material adverse effect, individually or in the aggregate, on its business, financial condition or operations of the Company and its subsidiaries taken as a whole or on its ability to pay or


                                       7.

perform its obligations under this Warrant and the Registration Rights Agreement (as defined below) (collectively, the "WARRANT DOCUMENTS")); (iii) has received all permits necessary to conduct the businesses now operated by it and has not received notice of proceedings relating to the revocation or modification of any permit that, if adversely determined, would reasonably be expected to have, individually or in the aggregate, a material adverse effect on its business, financial condition or operations of the Company and its subsidiaries taken as a whole, or on its ability to pay or perform its obligations under the Warrant Documents; (iv) has all requisite power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted, and to execute and deliver the Warrant and to perform its obligations hereunder and under the Registration Rights Agreement; and (v) is in compliance in all material respects with all applicable law, rules, regulations and orders;

               (b) The execution, delivery and performance by the Company of the Warrant and the performance by the Company of the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein: (i) are within its powers and have been duly authorized by all necessary corporate and stockholder action; (ii) do not contravene its charter documents or any law, rule, regulation or administrative or court order binding on or affecting the Company or its property; and (iii) do not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any material contract, indenture, mortgage, loan agreement, note or other instrument to which it is a party, by which it may be bound or to which its assets may be subject;

               (c) The Warrant has been duly authorized, executed and delivered and each of the Warrant Documents constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally and general equitable principles (whether applied in an action at law or a suit in equity);

               (d) There is no action, suit or proceeding affecting the Company pending or, to its knowledge, threatened before any court, arbitrator, or governmental authority, domestic or foreign, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on its ability to pay or perform its obligations under the Warrant Documents or on the business, financial condition or operations of the Company and its subsidiaries taken as a whole;

               (e) The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, par value $0.01 per share of which no more than 68,263,680 shares of Common Stock are expected to be outstanding immediately following the effective time of the merger of Barbell Acquisition Corp. with and into America West Holdings pursuant to the Agreement and Plan of Merger, dated as of May 19, 2005, by and among the Company, America West Holdings and Barbell Acquisition Corp. All of the outstanding shares of Common Stock have been duly authorized and validly issued, fully paid and nonassessable and are free of any preemptive rights and the shares of Common Stock deliverable upon exercise of this Warrant have been, and at all times will be, duly authorized and reserved for issuance upon such exercise,


                                       8.

and, when delivered upon such exercise, will be validly issued, fully paid and nonassessable and free of any preemptive rights;

               (f) Except as set forth in the Plan of Reorganization or the Company's Registration Statement on Form S-1, File No. 333-126226, there are not outstanding nor are there any commitments or obligations to issue or grant (i) any securities, rights, options, warrants or subscriptions giving any Person the right to acquire from the Company, or requiring that the Company or any of its subsidiaries issue any capital stock or other equity interest in the Company or any of its subsidiaries; (ii) any stock appreciation rights, phantom stock rights, or any other profit participation rights with respect to any capital stock or other equity ownership interest in the Company or any of its subsidiaries, or any rights or options to acquire any such rights; or (iii) any contracts, agreements, arrangements or understandings to which the Company or any of its subsidiaries is party or by which any of them is bound, giving any Person any rights of exchange, preemptive rights (statutory or contractual), anti-dilution rights, rights of first refusal, rights of first offer or registration rights with respect to any capital stock of the Company or any of its subsidiaries;

               (g) The offer and issuance by the Company of this Warrant are, and the issuance of the Common Stock upon exercise of this Warrant by the Air Transportation Stabilization Board will be, exempt from the registration requirements under the Securities Act;

               (h) No authorization, approval, consent or order of any court or governmental authority or agency or any other Person is required in connection with the issuance by the Company of this Warrant, or the consummation by the Company of any of the transactions contemplated by the Warrant Documents, there is no requirement to obtain stockholder approval of the transactions contemplated by the Warrant Documents or any requirement to deliver notice to the stockholders of such transactions;

               (i) The Company's filings under the Exchange Act do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and complied, or will comply in all material respects as to form with the Exchange Act and the rules and regulations thereunder; and

               (j) Neither the Company nor any Affiliate of the Company has directly, or though any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the issuance of this Warrant, or the Exercise Shares issuable upon exercise of this Warrant, in a manner that would require the registration under the Securities Act of this Warrant or the Exercise Shares, or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of this Warrant or the Exercise Shares (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

               (k) (i) To the extent the initial Holder is not an "accredited investor" as defined in Rule 501(a) under the Securities Act, the Company has heretofore delivered to the initial Holder, at a reasonable time prior to the issuance hereof, the information required to be


                                       9.

delivered to such Holder pursuant to Rule 502(b)(ii) under the Securities Act; and (ii) the Company has heretofore delivered to the initial Holder, the following financial statements and information: (A) the audited consolidated balance sheets of the Company as at December 31, 2004, and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, and (B) the unaudited consolidated balance sheet of the Company as at June 30, 2005 and the related unaudited statements of income, stockholders' equity and cash flows for the six months then ended. All such consolidated statements were prepared in conformity with United States generally accepted accounting principles and fairly present the consolidated financial position of the Company as at the respective dates thereof and the consolidated results of operations and cash flows of the Company for each of the periods then ended subject, in the case of the unaudited consolidated statements, to year-end audit and adjustments. Except as disclosed in writing to the initial Holder prior to the date of this Warrant, the Company has no material contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing consolidated financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets or condition (financial or otherwise) of the Company.

               (l) The representations and warranties made by US Airways, Inc. ("US AIRWAYS") in the US Airways Loan Agreement are true and correct as of the date hereof.

               (m) All of the issued and outstanding capital stock of US Airways is owned beneficially and of record by the Company.

     4. REPRESENTATIONS OF HOLDER.

          4.1. ACCREDITED INVESTOR; ACQUISITION OF WARRANT FOR PERSONAL ACCOUNT. The Holder is an "accredited investor" as defined in Rule 501(a) of the Securities Act, or alternatively, the Holder has received the information specified in Section 3(k)(i) above. The Holder represents and warrants that it is acquiring this Warrant and, to the extent this Warrant is exercised, the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof, other than potential transfers between Affiliates (including affiliated funds) or transfers pursuant to an effective registration statement under, or an exemption from the registration requirements of, the Securities Act.

          4.2. SECURITIES ARE NOT REGISTERED.

               (a) The Holder understands that this Warrant and the Exercise Shares have not been registered under the Securities Act, on the basis that no distribution or public offering is being effected.

               (b) The Holder recognizes that this Warrant and the Exercise Shares may not be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

          4.3 DISPOSITION OF WARRANT AND EXERCISE SHARES.

               (a) The Holder further agrees not to make any disposition of all or any part of this Warrant or Exercise Shares in any event unless:


                                       10.

                    (i) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

                    (ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement;

                    (iii) Pursuant to Rule 144; or

                    (iv) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel for the Holder, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Securities Act or any applicable state securities laws.

               (b) The Holder is aware that neither this Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless the applicable conditions thereof are met, including, among other things, the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.

               (c) The Holder understands and agrees that all certificates evidencing the Exercise Shares may bear the following legend (unless such shares have been disposed of in accordance with clause (a)(ii) or (iii) or such legend is no longer required to comply with applicable securities laws):

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

     5. ADJUSTMENT OF EXERCISE PRICE, SHARES OF COMMON STOCK PURCHASABLE AND NUMBER OF WARRANTS

          5.1. ADJUSTMENT OF EXERCISE PRICE. The Exercise Price as defined in
Section 1 shall be subject to adjustment from time to time as follows:

               (a) If the Company after the date hereof shall (i) pay a dividend or make a distribution to holders of any class of Common Stock in shares of Common Stock, (ii) split or otherwise subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in any such case the Exercise Price in effect immediately prior thereto shall be adjusted to a price obtained by multiplying such Exercise Price by a fraction of which the numerator shall be the number of


                                       11.

shares of Common Stock outstanding prior to such action and the denominator shall be the number of shares of Common Stock outstanding after giving effect to such action. An adjustment made pursuant to clause (i) of this subsection (a) shall become effective retroactively immediately after the Record Date for such dividend or distribution, and an adjustment made pursuant to clause (ii) or
(iii) of this subsection (a) shall become effective immediately after the effective date of such subdivision or combination.

               (b) If the Company after the date hereof shall issue rights, options or warrants to holders of any class of Common Stock to subscribe for or purchase shares of Common Stock or securities convertible into Common Stock at a price per share less than the Applicable Price per share on the issuance date thereof, the Exercise Price in effect immediately prior thereto shall be adjusted to a price obtained by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares of the class of Common Stock subject to such rights, options or warrants which the aggregate consideration for the total number of shares so to be offered would purchase at the Applicable Price of a share of the class of Common Stock subject to such rights, options or warrants, and (ii) the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock to be offered for subscription or purchase; provided, however, that no adjustment shall be made if the Company issues or distributes to the Holder the rights, options or warrants which the Holder would have been entitled to receive had this Warrant been exercised prior to the Record Date (and, if applicable, had this Warrant been exercisable for the class of Common Stock receiving such issuance or distribution). Any such adjustments shall be made whenever such rights, options or warrants are issued and shall become effective retroactively immediately after the Record Date for the determination of stockholders entitled to receive such rights, options or warrants unless such rights, options or warrants are not immediately exercisable, in which case, any such adjustments shall be made at such time such rights, options or warrants become exercisable. Upon expiration of the period during which any such rights, options or warrants may be exercised, any adjustment previously made pursuant to the foregoing provisions shall be recalculated to take into consideration only those rights, options or warrants actually exercised during the applicable period for exercise and notice of any such further adjustment to the Exercise Price shall be given to Holder as herein provided.

               (c) If the Company after the date hereof shall issue or distribute to holders of any class of Common Stock evidences of its indebtedness, cash or other assets, shares of capital stock of any class or any other securities (other than the Common Stock) or rights to subscribe therefor (excluding those referred to in subsection (b) above), in each such case the Exercise Price in effect immediately prior thereto shall be adjusted to a price obtained by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the sum of the amount, for each class of Common Stock then outstanding, of the Fair Market Value per share of such class of Common Stock, multiplied by the number of outstanding shares of such class of Common Stock, in each case on the Record Date, less the Fair Market Value of the assets, cash or evidences of indebtedness so distributed, or shares of capital stock or other securities or rights to subscribe therefor so issued, and (ii) the denominator shall be the sum of the amount, for each class of Common Stock then outstanding, of the Fair Market Value per share of such class of


                                       12.

Common Stock, multiplied by the number of outstanding shares of such class of Common Stock, in each case on the Record Date; provided, however, that no adjustment shall be made if the Company issues or distributes to the Holder the evidence of indebtedness, cash, other assets, capital stock or other securities or subscription rights referred to above in this subsection (c) that the Holder would have been entitled to receive had this Warrant been exercised in full prior to the Record Date (and, if applicable, had this Warrant been exercisable for the class of Common Stock receiving such issuance or distribution). The Company shall provide the Holder, upon receipt of a written request therefor, with any indenture or other instrument defining the rights of the holders of any indebtedness, assets, capital stock or other securities or subscription rights referred to in this subsection 5.1(c). Any such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively immediately after the Record Date. Upon expiration of the period during which any subscription rights granted pursuant to this subsection (c) may be exercised, any adjustment previously made pursuant to the foregoing provisions shall be recalculated to take into consideration only those subscription rights actually exercised during the applicable period for exercise and notice of any such further adjustment to the Exercise Price shall be given to the Holder as herein provided.

               (d) For purposes of Sections 5.1(a), 5.1(b) and 5.1(c), any dividend or distribution to which Section 5.1(c) is applicable that also includes shares of Common Stock, a subdivision of Common Stock or a combination of Common Stock to which Section 5.1(a) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 5.1(b) applies (or any combination thereof), shall be deemed instead to be:

                    (i) a dividend or distribution of the evidences of indebtedness, cash, other assets, shares of capital stock, other securities or subscription rights, other than such shares of Common Stock, such subdivision or combination or such rights, options or warrants to which Sections 5.1(a) and 5.1(b) apply, respectively (and any Exercise Price reduction required by Section 5.1(c) with respect to such dividend or distribution shall then be made), immediately followed by

                    (ii) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights, options or warrants to which Sections 5.1(a) and 5.1(b) apply (and any further Exercise Price reduction required by Sections 5.1(a) and (b) with respect to such dividend or distribution shall then be made).

               (e) In case a tender or exchange offer (other than an odd lot offer) by the Company for any Common Stock is consummated at a price in excess of the Market Price of the Common Stock subject to such tender or exchange offer at the expiration of such tender or exchange offer, the Exercise Price in effect immediately prior thereto shall be adjusted to a price obtained by multiplying such Exercise Price by a fraction of which (i) the numerator shall be such Market Price, less the amount of the excess of the value of the tender or exchange offer price over the Market Price, and (ii) the denominator shall be the Market Price, such adjustment to become effective immediately prior to the opening of business on the day following such date of expiration.

               (f) In the case the Company shall, by dividend or otherwise, declare a distribution to holders of any class of Common Stock of rights or warrants issued by the


                                       13.

Company and having the characteristics described in Section 11.4(d)(iii) of the Indenture, dated as of January 18, 2002, between the America West Holdings Corporation and Wilmington Trust Company, as Trustee (the "Indenture") then upon the occurrence of a Trigger Event (as defined in Section 11.4(d)(iii) of the Indenture), the Company shall make such adjustments to the Exercise Price as are necessary to preserve, without dilution, the purchase rights represented by this Warrant, such adjustments to be substantially consistent with the adjustments that would have been made to the Conversion Price (as defined in the Indenture) upon such Trigger Event pursuant to Section 11.4(d) of the Indenture.

          5.2. ADJUSTMENT OF SHARES OF EXERCISE SHARES PURCHASABLE UPON EXERCISE OF WARRANTS. Upon each adjustment of the Exercise Price pursuant to Section 5.1 or 5.4 hereof the number of Exercise Shares purchasable upon exercise of this Warrant shall be adjusted to the number of Exercise Shares, calculated to the nearest one-hundredth of a share, obtained by (i) multiplying the number of Exercise Shares purchasable immediately prior to such adjustment by the Exercise Price in effect prior to such adjustment, and (ii) dividing the product so obtained by the Exercise Price in effect after such adjustment of the Exercise Price.

          5.3. RIGHTS UPON CONSOLIDATION, MERGER, SALE, TRANSFER,
RECLASSIFICATION OR RECAPITALIZATION.

               (a) In case of any consolidation or merger of the Company with another Person (other than a merger or consolidation in which the Company is the continuing Person and the Common Stock is not exchanged for securities, property or assets issued, delivered or paid by another Person), or in case of any lease, sale or conveyance to another Person of all or substantially all of the property or assets of the Company, this Warrant shall thereafter (until the end of the Exercise Period) evidence the right to receive, upon its exercise, in lieu of the shares of Common Stock deliverable upon such exercise immediately prior to such consolidation, merger, lease, sale or conveyance the kind and amount of shares and/or other securities and/or property and assets and/or cash that the Holder would have been entitled to receive upon such consolidation, merger, lease, sale or conveyance had the Holder exercised this Warrant immediately prior to such consolidation, merger, lease, sale or conveyance.

               (b) In case of any reclassification or change of, or recapitalization involving, the Common Stock issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination), including any such reclassification, change or recapitalization effected in connection with a consolidation or merger of the Company with another Person in which the Company is the continuing Person and the holders of Common Stock receive shares and/or other securities and/or property or assets and/or cash issued, delivered or paid by the Company in exchange for such shares of Common Stock (including for this purpose shares reflecting a change in par value or from par value to no par value or as a result of a subdivision or combination of the shares of Common Stock), this Warrant shall thereafter (until the end of the Exercise Period) evidence the right to receive, upon its exercise, in lieu of the shares of Common Stock deliverable upon such exercise immediately prior to such reclassification, change or recapitalization, the kind and amount of shares and/or other securities and/or property and assets and/or cash that the Holder would have been entitled to receive upon such reclassification, change, consolidation or merger


                                       14.

had the Holder exercised this Warrant immediately prior to such reclassification, change, consolidation or merger.

               (c) The Company shall not consummate any transaction that effects or permits any such event or occurrence unless each Person whose shares of stock, securities or assets will be issued, delivered or paid to the holders of the Common Stock (including the Company with respect to clause (ii) below), prior to or simultaneously with the consummation of the transaction, (i) is a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and (ii) expressly assumes, or in the case of the Company, acknowledges, by a Warrant Supplement or other document in a form substantially similar hereto, executed and delivered to the Holder hereof, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions of this
Section 5.3, such Holder is entitled to purchase, and all other obligations and liabilities under this Warrant, including obligations and liabilities in respect of subsequent adjustments that are required under this Warrant.

               (d) The above provisions of this Section 5.3 shall similarly apply to successive reclassifications and changes of Exercise Shares and to successive consolidations, mergers, leases, sales or conveyances, mutatis mutandis.

          5.4. SALE OF SHARES BELOW APPLICABLE PRICE.

          (A) If at any time or from time to time after the date hereof, the Company issues or sells, or is deemed by the express provisions of this Section
5.4 to have issued or sold, Additional Shares of Common Stock (as defined below), other than as provided in Section 5.1, 5.2 or 5.3 above, for an Effective Price (as defined below) less than the Applicable Price (such issue, a "QUALIFYING DILUTIVE ISSUANCE"), then and in each such case, the then effective Exercise Price shall be reduced, effective as of the opening of business on the date of such issue or sale (or if earlier, the date on which a binding agreement providing for such issue or sale was entered into), to a price determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction:

                    (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (B) the number of shares of the class of Common Stock being issued or sold or deemed to be issued or sold which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued or deemed to be so issued would purchase at the Applicable Price, and

                    (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued or deemed to be so issued.

               (b) For the purpose of the adjustment required under this Section 5.4, if the Company issues or sells (x) stock or other securities convertible into, shares of Common Stock (such convertible stock or securities being herein referred to as "CONVERTIBLE SECURITIES") or (y) rights, options or warrants for the purchase of shares of Common Stock or Convertible


                                       15.

Securities and if the Effective Price of such shares of Common Stock is less than the Applicable Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights, options or warrants or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance or sale of such rights, options or warrants or Convertible Securities plus the minimum amounts of consideration, if any, payable to the Company upon the exercise or conversion of such rights, options or warrants or Convertible Securities (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that

                    (i) subject to paragraph (d) below, if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; and

                    (ii) if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options, warrants or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options, warrants or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options, warrants or Convertible Securities.

     No further adjustment of the Exercise Price, as adjusted upon the issuance of such rights, options, warrants or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock upon the exercise of any such rights, options or warrants or the conversion of any such Convertible Securities. If any such rights, options or warrants or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Exercise Price as adjusted upon the issuance of such rights, options, or warrants or Convertible Securities shall be readjusted to the Exercise Price which would have been in effect had an adjustment been made on the basis of only the Additional Shares of Common Stock, if any, actually issued or sold on the exercise or conversion of such rights, options, warrants or Convertible Securities, and on the basis that such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise or conversion (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities), plus the consideration, if any, actually received by the Company for the issue or sale of all such rights, options, warrants and Convertible Securities, whether or not exercised, provided that such readjustment shall not apply to prior exercises of this Warrant.

               (c) For the purpose of making any adjustment to the Exercise Price of the Exercise Shares required under this Section 5.4, "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant


                                       16.

to this Section 5.4 (including shares of Common Stock subsequently reacquired or retired by the Company), other than any Excluded Issuance.

     References to Common Stock in the preceding sentence shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this
Section 5.4. The "EFFECTIVE PRICE" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 5.4, into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 5.4, for such Additional Shares of Common Stock.

               (d) In the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance (the "FIRST DILUTIVE ISSUANCE"), then in the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance other than the First Dilutive Issuance (a "SUBSEQUENT DILUTIVE ISSUANCE") pursuant to the same instruments as the First Dilutive Issuance, then and in each such case upon a Subsequent Dilutive Issuance the Exercise Price shall be reduced to the Exercise Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

          5.5. ADDITIONAL ADJUSTMENTS TO EXERCISE PRICE. Notwithstanding anything to the contrary contained in this Section 5, but subject to Section 5.7, the Company shall be entitled, but not required, to make such reductions in the Exercise Price, in addition to those required by Section 5.1, 5.3 or 5.4, as it, in its sole discretion, shall determine to be advisable, including, without limitation, in order that any dividend in or distribution of shares of Common Stock or shares of capital stock of any class other than Common Stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights, options, or warrants, or any other transaction having a similar effect, shall not be treated as a distribution of property by the Company to its stockholders under Section 305 of the Internal Revenue Code of 1986, as amended, or any successor provision and shall not be taxable to them.

          5.6. DE MINIMUS ADJUSTMENTS. No adjustment pursuant to Section 5.1,
5.3 or 5.4 hereof shall be required unless such adjustment would require an increase or decrease of at least $0.03 in the Exercise Price then subject to adjustment; provided, however, that any adjustments that are not made by reason of this Section 5.6 shall be carried forward and taken into account in any subsequent adjustment. In case the Company shall at any time issue Common Stock by way of dividend on any stock of the Company or split or otherwise subdivide or combine the outstanding shares of Common Stock, said amount of $0.03 specified in the preceding sentence (as theretofore increased or decreased, if said amount shall have been adjusted in accordance with the provisions of this
Section 5.6) shall forthwith be proportionately increased in the case of such a combination or decreased in the case of such a subdivision or stock dividend so as appropriately to reflect the same. All calculations under this Section 5 shall be made to the nearest hundredth of a cent.


                                       17.

          5.7. CONDITION PRECEDENT TO REDUCTION OF EXERCISE PRICE BELOW PAR VALUE OF SHARES OF COMMON STOCK OR INCREASE IN PAR VALUE TO ABOVE EXERCISE PRICE.

               (a) Before taking any action that would cause an adjustment reducing the Exercise Price to below the then par value of any of the shares of Common Stock issuable upon exercise of this Warrant, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Exercise Price.

               (b) Before taking any action that would increase the par value of the Common Stock issuable upon exercise of this Warrant to an amount that is greater than the then effective Exercise Price, the Company will take such corporate action that is necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such then effective Exercise Price.

          5.8. CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Exercise Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder at the Holder's address as shown in the Company's books no later than five (5) Business Days following the effective date of such adjustment or readjustment. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the number of Additional Shares of Common Stock issued or sold or deemed to have been issued or sold; (ii) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (iii) the Exercise Price at the time in effect, and (iv) the type and amount, if any, of other property which would be received upon exercise of this Warrant.

          5.9. OTHER DILUTIVE EVENTS. If any event or occurrence shall occur as to which the provisions of this Section 5 are not strictly applicable but as to which the failure to make any adjustment to the Exercise Price and/or the number of shares or other assets or property subject to this Warrant would adversely affect the purchase rights or value represented by this Warrant in accordance with the essential intent and principles of this Section 5, including any issuance of Participating Securities, then, in each such case, the Company shall determine the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 5, necessary to preserve, without dilution, the purchase rights represented by this Warrant. If such determination involves or is based on a determination of the Fair Market Value of any securities or other assets or property, such determination shall be made in accordance with the Valuation Procedure.

          5.10. GENERAL ADJUSTMENT PROVISIONS.

               (a) Notwithstanding anything to the contrary contained in this Warrant, no adjustments to the Exercise Price or the number of shares of Common Stock purchasable upon exercise of this Warrant shall be made solely as a result of any Excluded Issuance.


                                       18.

               (b) In any case in which this Section 5 shall require that an adjustment be made retroactively immediately following a Record Date, the Company may elect to defer (but only until five Business Days following the mailing by the Company to the Holder of the certificate as required by Section 5.8) issuing to the Holder, in the event of any exercise of this Warrant after such Record Date, the shares of the Common Stock issuable upon such exercise in excess of the shares of Common Stock issuable upon such exercise prior to such adjustment, if any.

               (c) The provisions and adjustments provided for in this Section 5 shall apply to successive events or occurrences of the types described in this
Section 5.

               (d) For the purpose of making any adjustment required under this
Section 5 that requires a determination of the aggregate consideration received by the Company for any sale, issue or distribution of securities, the aggregate consideration received by the Company shall equal the sum of: (i) to the extent it consists of cash, the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, and (ii) to the extent it consists of property or assets other than cash, the Fair Market Value of the property or assets.

     6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying such fractional amount by the Fair Market Value of one share of Common Stock.

     7. REGISTRATION RIGHTS. The Company shall file with the Securities and Exchange Commission a registration statement on Form S-3 relating to the Warrant and the shares of Common Stock into which the Warrant may be exercised as promptly as practicable, but in no event later than October 7, 2005. The Holder shall have the registration rights with respect to the Common Stock as set forth in that certain Registration Rights Agreement, dated as of January 18, 2002 (the "REGISTRATION RIGHTS AGREEMENT"), between America West Holdings Corporation and the Air Transportation Stabilization Board, and the term Registrable Securities defined therein shall mean this Warrant and the shares of Common Stock issued or issuable upon exercise of this Warrant (including any shares of Common Stock issued or issuable thereon upon any stock split, stock combination, stock dividend or the like or as a result of any anti-dilutions adjustment under the Warrant), upon original issuance thereof and at all times subsequent thereto, and associated related rights, if any, until the earliest of (i) the date on which the resale thereof has been effectively registered under the Securities Act and such securities have been disposed of in accordance with the Registration Statement relating thereto, (ii) the date on which the securities have been distributed to the public pursuant to Rule 144 or (iii) the date on which the securities cease to be outstanding; provided, that the rights under
Section 2(b) of the Registration Rights Agreement shall not be applicable to the Public Offering or to any registration statement filed in connection with the Private Placement. To the extent that this


                                       19.

Warrant becomes exercisable for Exercise Shares other than the Common Stock, the Company agrees to grant the Holder hereof the same registration rights with respect to such Exercise Shares as are currently granted to Holder in respect of the Registrable Securities pursuant to the Registration Rights Agreement. The Company shall provide the Holder with the same registration rights with respect to the issuance of the Exercise Shares upon exercise of the Warrant by Holders other than the initial Holder, as are currently granted to Holder pursuant to the Registration Rights Agreement. In addition, the Company shall use its best efforts, upon the reasonable request of the Holder, to cause the Warrant to be listed or quoted on a national securities exchange, the National Market System or the SmallCap Market.

     8. NO STOCKHOLDER RIGHTS OR LIABILITIES. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company (subject to the provisions of Section 5 above). No provision of this Warrant, in the absence of affirmative action by the Holder to exercise this Warrant in exchange for shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     9. TRANSFER OF WARRANT. Subject to the restriction on transfers set forth in the legend on the first page of this Warrant and in Section 4.3 and applicable laws, this Warrant and all rights hereunder, in whole or in part, are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.

     10. PAYMENT OF TAXES ON STOCK CERTIFICATE ISSUES UPON EXERCISE. The initial issuance of certificates of Common Stock upon any exercise of this Warrant shall be made without charge to the exercising Holder for any transfer, stamp or similar tax or for any other governmental charges that may be imposed in respect of the issuance of such stock certificates, and such stock certificates shall be issued in the respective names of, or in such names as may be directed by, the Holder; provided, however, that the Company shall not be required to pay any tax or such other charges that may be payable in respect of any transfer involved in the issuance and delivery of any such stock certificate, any new Warrants or other securities in a name other than that of the Holder upon exercise of this Warrant (other than to an Affiliate), and the Company shall not be required to issue or deliver such certificates or other securities unless and until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     11. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.


                                       20.

     12. EXCHANGE OF WARRANT; DIVISIBILITY OF WARRANT. Subject to compliance with Section 4.3 hereof, this Warrant is exchangeable, without charge to any Holder, upon the surrender hereof by the Holder at the office or agency of the Company, for one or more new Warrants of the tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder at the time of such surrender.

     13. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Common Stock issued or issuable upon the exercise or conversion of any Warrant in any manner which interferes with the timely exercise or conversion of this Warrant.

     14. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient or if not, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next Business Day delivery, with written verification of receipt. All notices and other communications shall be sent to the Company at the address listed on the signature page and to Holder at the address set forth below or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto:

     Air Transportation Stabilization Board
     1120 Vermont Avenue, Suite 970
     Washington, DC 20005
     Attn: Executive Director

     with a copy to:

     United States Department of the Treasury
     1500 Pennsylvania Avenue, N.W.
     Washington, D.C. 20220
     Attn: Deputy Assistant Secretary (Government Financial Policy)

     15. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

     16. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any Person succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets (to the extent provided in Section 5), and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.


                                       21.

     17. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed and construed in accordance with Federal law, if and to the extent such Federal law is applicable, and otherwise in accordance with the law of the State of New York.


                                       22.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of September 27, 2005.

                                        US AIRWAYS GROUP, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address: 111 West Rio Salado Parkway
                                                 Tempe, AZ  85281

                               NOTICE OF EXERCISE

TO: US AIRWAYS GROUP, INC.

     (1) [ ] The undersigned hereby elects to purchase ________ shares of the Common Stock of US Airways Group, Inc. (the "COMPANY") pursuant to the terms of the attached Warrant, and tenders herewith or is delivering by wire transfer to account number __________ at _____________________ (bank) payment of the exercise price in full.

          [ ] The undersigned hereby elects to purchase ________ shares of the Common Stock of US Airways Group, Inc. (the "COMPANY") pursuant to the terms of the net exercise provisions set forth in Section 2.2 of the attached Warrant.

     (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                                        ----------------------------------------
                                        (Name)

                                        ----------------------------------------

                                        ----------------------------------------
                                        (Address)


-------------------------------------   ----------------------------------------
(Date)                                  (Signature)

                                        ----------------------------------------
                                        (Print name)


                                       1.

                                 ASSIGNMENT FORM

         (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

     FOR VALUE RECEIVED, the right to purchase _______ shares of Common Stock pursuant to the foregoing Warrant and all other rights evidenced thereby are hereby assigned to

Name: __________________________________________________________________________
                                    (Please Print)

Address: _______________________________________________________________________
                                      (Please Print)

Dated:
       ------------------------------


Holder's
Signature:
           --------------------------

Holder's
Address:
         ----------------------------

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of this Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.